Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

CryoLife	The Ruth Group
D. Ashley Lee	Nick Laudico / Zack Kubow
Executive Vice President, Chief Financial Officer and Chief Operating Officer	646-536-7030 / 7020 nlaudico@theruthgroup.com
Phone: 770-419-3355	zkubow@theruthgroup.com

CryoLife Reports First Quarter 2017 Financial Results

First Quarter Highlights:

•	Revenues Increased Five Percent Year-over-Year to $45.1 Million; Non-GAAP Revenues Increased Five Percent Year-over-Year
•	Gross Margins were 65 Percent; Non-GAAP Gross Margins were 70 Percent
•	GAAP Net Income was $2.2 Million, or $0.06 Per Fully Diluted Common Share; Non-GAAP Net Income was $3.2 Million, or $0.09 Per Fully Diluted Common Share

ATLANTA, GA – (April 26,  2017) – CryoLife, Inc. (NYSE: CRY),  a leading medical device and tissue processing company focused on cardiac surgery, announced today its results for the first quarter of 2017.

J. Patrick Mackin, Chairman, President, and Chief Executive Officer, said, “We are very pleased with the many positive factors that contributed to our successful first quarter.  We made considerable progress on the items that impacted our prior quarter and we continue to benefit from our decision to focus on select markets.  We posted solid first quarter financial results driven by our On-X and tissue products.  Non-GAAP On-X revenues were up 12 percent excluding the OEM business.  Our tissue processing business was strong as revenues increased 10 percent year-over-year due to robust demand for our cardiac tissues and our increased focus on re-engaging vascular tissue customers.  Our growth in medical device and tissue processing revenues contributed to non-GAAP gross margin of 70 percent.  Given our strong performance in the first quarter, we remain confident in our ability to achieve our 2017 strategic and financial goals.”

Revenues for the first quarter of 2017 increased five percent to $45.1 million, compared to $43.0 million for the first quarter of 2016.  The increase was primarily driven by increases in On-X and tissue processing revenues, partially offset by the absence of HeRO and ProCol revenues, and a decrease in TMR revenues.  Non-GAAP revenues for the first quarter of 2017 increased five percent compared to the first quarter of 2016.  A reconciliation of GAAP to non-GAAP financial metrics is included as part of this press release.

GAAP net income for the first quarter of 2017 was $2.2 million, or $0.06 per fully diluted common share, compared to net income of $2.5 million, or $0.08 per fully diluted common share, for the first quarter of 2016.  Non-GAAP net income for the first quarter of 2017 was $3.2 million, or $0.09 per fully diluted common share, compared to non-GAAP net income of $3.2 million, or $0.10 per fully diluted common share for the first quarter of 2016.

With the exception of our income tax rate, the Company is reiterating its full year 2017 financial guidance, as summarized below, and expects revenues in the second quarter of 2017 to be between $46.5 million and $47.0 million.

2017 Financial Guidance Summary
Total revenues	$188 Million - $192 Million
Product revenues	Year-over-year mid-single digits % non-GAAP revenue increase
Tissue processing revenues	Year-over-year mid-single digits % revenue increase
Gross margins	Between 68% - 69%
R&D expenses	$17.0 Million - $19.0 Million
Income tax rate	Mid to Upper 20%
Non-GAAP income per common share	$0.40 - $0.43

All numbers in the table above are GAAP except where expressly referenced as non-GAAP.  The Company does not provide GAAP income per common share on a forward-looking basis because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any unusual gains and losses without unreasonable effort.  These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP.

The Company’s financial guidance for 2017 is subject to the risks identified below.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.  In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies.  The Company’s non-GAAP revenues include (as applicable) On-X revenues for the period in 2016 prior to the closing of the acquisition and excludes revenues for the HeRO Graft and ProCol product lines for 2016.  The Company’s other non-GAAP results exclude (as applicable) business development expenses; gain on sale of business components; amortization expenses; and inventory basis step-up expense.  The Company believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions and the operating expense structure of the Company’s existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines.  The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as new acquisitions, or non-cash expense related to amortization of previously acquired tangible and intangible assets.   The Company does, however, expect to incur similar types

of expenses in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast tomorrow at 8:00 a.m. Eastern Time to discuss the results followed by a question and answer session hosted by Mr. Mackin.

To listen to the live teleconference, please dial 201-689-8261 a few minutes prior to 8:00 a.m.  A replay of the teleconference will be available April 27 through May 3 and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The conference number for the replay is 13659245.

The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife website at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable tissues used in cardiac surgical procedures.  CryoLife markets and sells products in more than 80 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made.  These statements include those regarding our financial guidance for 2017, the benefits from our decision to focus on select markets on our 2017 results and beyond and our confidence in our ability to achieve our 2017 strategic and financial goals.  These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations.  These risks and uncertainties include that the expected benefits of our focus on select markets may be incorrect or may not be achieved; we may not achieve the growth in On-X sales that we expect; we may not continue to make progress at all or as quickly as we would like on certain items that negatively impacted our prior quarter; we may not achieve the financial benefits of transitioning our sales channels in Canada, Belgium and the Netherlands from a distributor to direct model; and our business development efforts may not be successful.  These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2016, and our subsequent filings with the SEC. CryoLife does not undertake to update its forward-looking statements.

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Revenues:
Products	$27,396	$27,018
Preservation services	17,663	15,998
Total revenues	45,059	43,016

Cost of products and preservation services:
Products	8,017	7,003
Preservation services	7,530	8,392
Total cost of products and preservation services	15,547	15,395

Gross margin	29,512	27,621

Operating expenses:
General, administrative, and marketing	22,871	26,274
Research and development	4,093	2,609
Total operating expenses	26,964	28,883
Gain on sale of business components	-	(7,915)
Operating income	2,548	6,653

Interest expense	801	717
Interest income	(40)	(12)
Other expense (income), net	43	(109)

Income before income taxes	1,744	6,057
Income tax (benefit) expense	(479)	3,516

Net income	$2,223	$2,541

Income per common share:
Basic	$0.07	$0.08
Diluted	$0.06	$0.08

Weighted-average common shares outstanding:
Basic	32,439	31,029
Diluted	33,604	31,771

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands)

	Three Months Ended
	March 31,
	2017	2016
Products:
BioGlue and BioFoam	$15,681	$15,316
On-X	8,860	6,715
CardioGenesis cardiac laser therapy	1,585	1,984
PerClot	819	991
PhotoFix	451	381
HeRO Graft	-	1,413
ProCol	-	218
Total Products	27,396	27,018

Preservation services:
Cardiac tissue	7,502	6,428
Vascular tissue	10,161	9,570
Total preservation services	17,663	15,998

Total revenues	$45,059	$43,016

Revenues:
U.S.	$33,534	$32,238
International	11,525	10,778
Total revenues	$45,059	$43,016

	March 31,	December 31,
	2017	2016

Cash, cash equivalents, and restricted securities	$59,595	$57,341
Total current assets	149,187	147,233
Total assets	319,366	316,140
Total current liabilities	28,147	30,102
Total liabilities	105,932	107,157
Shareholders’ equity	213,434	208,983

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Net Income and Diluted Income Per Common Share

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016

GAAP:
Income before income taxes	$1,744	$6,057
Income tax (benefit) expense	(479)	3,516
Net income	$2,223	$2,541

Diluted income per common share:	$0.06	$0.08

Reconciliation of income before income taxes,
GAAP to adjusted net income, non-GAAP:

Income before income taxes, GAAP	$1,744	$6,057
Adjustments:
Business development expenses	288	5,568
Gain from sale of business components	--	(7,915)
Amortization expense	1,142	962
Inventory basis step-up expense	2,049	565
Adjusted income before income taxes,
non-GAAP	5,223	5,237

Income tax expense calculated at a
pro forma tax rate of 38%	1,985	1,990
Adjusted net income, non-GAAP	$3,238	$3,247

Reconciliation of diluted income per common
share, GAAP to adjusted diluted income per
common share, non-GAAP:

Diluted income per common share – GAAP	$0.06	$0.08
Adjustments:
Business development expenses	0.01	0.17
Gain from sale of business components	--	(0.24)
Amortization expense	0.03	0.03
Inventory basis step-up expense	0.06	0.02
Tax effect of non-GAAP adjustments	(0.04)	--
Effect of 38% pro forma tax rate	(0.03)	0.04
Adjusted diluted income per common share,
non-GAAP:	$0.09	$0.10

Diluted weighted-average common
shares outstanding:	33,604	31,771

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Revenues; Gross Margin; General, Administrative, and Marketing

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016	Growth Rate

Reconciliation of total revenues, GAAP to
total revenues, non-GAAP:
Total revenues, GAAP	$45,059	$43,016	5%
Plus: On-X pre-acquisition revenues	--	1,627
Less: HeRO revenues	--	(1,413)
Less: ProCol revenues	--	(218)
Total revenues, non-GAAP	$45,059	$43,012	5%

	Three Months Ended
	March 31,
	2017	2016
Reconciliation of gross margin %, GAAP to
gross margin %, non-GAAP:
Total revenues, GAAP	$45,059	$43,016
Gross margin, GAAP	$29,512	$27,621
Gross margin %, GAAP	65%	64%

Gross margin, GAAP	$29,512	$27,621
Plus: Inventory basis step-up expense	2,049	565
Gross margin, non-GAAP	$31,561	$28,186
Gross margin %, non-GAAP	70%	66%